Exhibit 6

DISTRIBUTION AGREEMENT

 	THIS DISTRIBUTION AGREEMENT (this "Agreement") is made this ____ day of __________, 1997, between Texas Capital Value Funds, Inc., a Maryland corporation (the "Company"), and Choice Investments, Inc., a Texas corporation (the "Distributor"). This Agreement amends, restates and supersedes in its entirety that certain Distribution Agreement dated August 10, 1995, between the parties hereto, as amended by (i) that certain 1st Amendment to the Distribution Agreement dated June 5, 1996, and (ii) that certain 2nd Amendment to the Distribution Agreement dated August 28, 1996.

WITNESSETH:

	WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities
Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and
	WHEREAS, the Company is an open-end non-diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"); and
	WHEREAS, the Company operates as a "series company" as contemplated by Rule 18f-2 under the 1940 Act and is authorized to issue shares of beneficial interest in various investment series representing interests in separate portfolios of securities and other assets; and
	WHEREAS, as of the date of this Agreement, the Company is offering for public sale two distinct series of shares of beneficial interest corresponding to distinct portfolios to be commonly known as the Value and Growth Portfolio and the Growth & Income Portfolio (each individually, a "Fund" and collectively, the "Funds"); and
	WHEREAS, the Company desires the Distributor to act as distributor, on a principal basis, in offering the shares of the Funds for sale to the public and the Distributor desires to so act;
	NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and for other good and valuable consideration, receipt and adequacy of which is acknowledged, the Company and the Distributor mutually agree that the Distributor will provide distribution services for the Funds as follows:

1. Right to Distribute. The Distributor shall have the exclusive right, on the terms and conditions contained herein, to purchase, promote, and resell shares of the Funds within any state in the United States of America in which the Funds are properly registered (the "Territory").

2.  Distributing the Fund.
	A. The Distributor shall use its best efforts to promote, offer for sale and sell the shares of the Funds to the public on a continuous basis within the Territory. In so doing, the Distributor shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD, the 1940 Act and all laws and regulations promulgated thereunder, and all state and local regulations. The Distributor is authorized to enter into written agreements for the sale of shares of the Funds ("Sales Agreements") with registered broker-dealers who are members of NASD, on forms previously approved in writing by the Company for this purpose. Some of such broker-dealers may be contracted with by the Distributor to wholesale the Funds to other broker-dealers (the
   "Wholesaler"    ).         The Distributor may also distribute
shares of the Funds directly through its own registered
representatives. In either event, the Distributor shall be responsible for the payment of any and all fees or commissions to such broker-dealers or representatives (individually a "Dealer"; collectively the "Dealers") out of the total fees paid by the Funds to the Distributor, in the amounts and as provided in Paragraph 4(A) below.
	B. Prior to entering into any Sales Agreement with a third party, or any amendment thereto, the Distributor shall deliver a copy of the Sales Agreement or amendment to the Company and the Company shall have ten (10) business days within which to approve or disapprove same by written notice to the Distributor. If no such notice is sent, such Sales Agreement or amendment shall be deemed approved. The
Company may grant or withhold any such approval in its sole and absolute discretion. If the Company disapproves and notifies the Distributor of same as required herein, the Distributor will not enter into such Sales Agreement or amendment.
               C.  Any Sales Agreement entered into between the
Distributor and the        Wholesaler with respect to the Funds (the
    "Associate Agreement"    ) shall provide that the Distributor may
terminate the    Associate     Agreement without cause or penalty by
giving written notice of same (the "Termination Notice") to    a
Wholesaler        at any time.  The Distributor shall exercise its
termination rights contained in the    Associate     Agreement
immediately upon receiving written notice from the Company requesting same.
	D. The Company may suspend sales of shares of any or all of the Funds for any reason whatsoever within its sole and absolute discretion. Any such suspension shall be effective upon the receipt by the Distributor of written notice of same. The provisions of this Agreement shall remain in full force and effect during the period of any such suspension. Any subsequent decision by the Company to renew sales may also be made by the Company in its sole and absolute discretion and such sales shall resume upon the receipt of written notice by the Distributor. Upon receipt of any such notice to suspend or resume sales, the Distributor shall notify all Dealers immediately of such suspension or resumption and shall be responsible to enforce same.

3. Pricing Policies. The price at which the shares of each Fund may be sold to the public shall be the net asset value per share as determined in accordance with the provisions of the 1940 Act, less any sales commissions as set forth in the Prospectus.

4.  Distributor Compensation.
    A. The Board of Directors has adopted a Distribution Plan (the "Distribution Plan") pursuant to Section 12(b) of the 1940 Act and Rule 12b-1 (the "Rule") thereunder after having concluded that there is a reasonable likelihood that the Distribution Plan would benefit the Funds and their shareholders. Pursuant to such Distribution Plan, and as compensation for the services performed and the expenses incurred by the Distributor under this Agreement (including the commissions and other fees and expenses paid by the Distributor for the sale of shares of the Funds), the Company shall pay to the Distributor: (i) on a monthly or quarterly basis, in arrears, a distribution fee, accrued daily, as set forth in the Prospectus; (ii) for shares of the Funds sold with a sales charge, the underwriting discount applicable thereto determined in accordance with the payment schedule set forth in the
Prospectus. ; and (iii)    In addition, the Adviser to the Fund may at
its option, and only out of the net capital or net profits of the Adviser (not out of the Fund's management fee), reimburse the Distributor for any such additional expenses used to promote, advertise, or take any other action intended to increase the assets of
the Fund.      The Distributor shall        pay    monthly     the
entire amount of any compensation the Distributor receives    for the
purpose of compensating the Wholesaler,     to the applicable
Wholesaler with no holdbacks.

	B. If the Distributor has sufficient evidence that the load structure of shares of the Funds is not appropriate to address the Dealer market, the Distributor shall request that the Company consider changes to such load structure. Such request shall be made by the Distributor to the Company in writing. The Company may determine, in its sole and absolute discretion, upon the receipt of such a request whether such change or even the discussion of same is necessary.

5.  Costs.
	A. The Distributor shall be responsible for all its costs and expenses, incurred in the performance of its obligations hereunder, including, without limitation, advertising costs and a service fee to each Dealer.
	B.  Notwithstanding the foregoing, the Company shall be
responsible for    administrative expenses.
	   C.         The Distributor agrees to make available to its
Wholesaler(s),         any information generated by the transfer agent
for the Funds related to commissions, fees or other compensation which may be due to the Distributor or its Wholesaler(s).

6.  Exclusions From Compensation.
	A. Nothing herein shall prevent the Company from issuing directly, without payment of any sales fee or commission to the Distributor, shares of the Funds as a dividend or distribution to its shareholders or in a reorganization.
	B. Notwithstanding anything contained in this Agreement to the contrary, the Company may contract directly with securities broker-dealers to distribute shares in the Funds to investors or shareholders which are not subject to sales charges as set forth in the Prospectus. Any fees due such broker-dealers will be paid by the Company through the Distributor, with the Distributor retaining no part of such fees whatsoever.

7. Advertising Policies. The Company will cooperate with the Distributor and its Dealers in providing for continuous and effective advertising and promotion of the Funds' shares throughout the Territory. Nothing herein shall prevent the Distributor from independently advertising and marketing the Funds' shares within the Territory, provided, however, that any such advertising or marketing, in whatever form, shall be reviewed and approved by the Company in writing prior to its use by the Distributor.

8. Indemnification. The Distributor agrees to indemnify the Company against and hold the Company harmless from any claims, liabilities, losses, damages, costs and expenses, including, but not limited to, actual attorneys' and accountants' fees and expenses, arising out of or relating to any act or omission of the Distributor, Distributor's agents, employees, independent contractors or representatives, in connection with the distribution of the Funds' shares, including, without limitation, (i) the advertising, sale or servicing of the Funds' shares, (ii) any representations or warranties made by the Distributor, its agents, employees, independent contractors or representatives with respect to the Funds' shares and (iii) any signature guarantees made by the Distributor in accordance with the provisions of Paragraph 20 below. Further, in the event that any of the Distributor's Wholesalers or Dealers shall, with respect to any Fund's shares purchased from the Distributor, fail to discharge the Dealer's obligations to the original consumer pursuant to the terms and conditions of the Prospectus, the Distributor agrees to discharge promptly such unfulfilled obligations.

9. Financial Policies. The Distributor acknowledges the importance to the Company of the Distributor's sound financial operation. The Distributor shall maintain and employ in connection with the Distributor's business and operations under this Agreement such working capital and net worth as may be required to enable the Distributor properly and fully to carry out and perform all of the Distributor's duties, obligations and responsibilities under this Agreement.

10. Use of the Company's Name. The Distributor will not use, authorize or permit the use of, the name "Texas Capital Value Funds,
Inc.", "Value and Growth Portfolio",        or "Growth and Income
Portfolio", or any other trademark or trade name owned by the Company
as part of its firm, corporate, or business name    without the prior
approval of the Company's legal counsel and Chairman/President of the
Board of Directors.      The Distributor shall not contest the right of
the Company to exclusive use of any trademark or trade name used or claimed by the Company. The Distributor may, subject to the Company's policies regarding reproduction of same and the prior approval provisions of Paragraph 7 above, utilize the Company's name, trademarks or logos in advertising and marketing materials.

11. Relationship of the Parties. The relationship between the Company and the Distributor is that of vendor and vendee. The Distributor, its agents, employees, representatives, independent contractors, Wholesalers and Dealers shall under no circumstances, be deemed employees, agents, representatives, independent contractors, wholesalers or dealers of the Company. Neither the Distributor nor the Company shall have any right to enter into any contract or commitment in the name of, or on behalf of the other, or to bind the other in any respect whatsoever.

12.  Term and Termination.
	A. This Agreement shall take effect upon its execution. Thereafter, this Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for one year periods so long as its continuance is approved annually in advance by a majority vote of the Board of Directors including the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party. Such votes shall be cast in person at a meeting called for the purpose of voting on such approval in accordance with the procedures and requirements of the 1940 Act.
	B. The terms and provisions of this Agreement shall be modified automatically to conform with the requirements imposed by the 1940 Act and by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
	C. This Agreement shall automatically terminate in the event of its whole or partial assignment by either party, as provided by the 1940 Act.
	D. Either party hereto shall have the right to terminate this Agreement without payment of a penalty upon sixty (60) days' prior written notice to the other party, which notice may be waived by such other party; termination by the Company shall be effected by vote of a majority of the Directors including a majority of the Directors who are not parties to this Agreement or interested persons of any such party.
	E. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately upon notice to the Distributor upon the occurrence of any of the following events: (1) failure of the Distributor to fulfill or perform any one of the duties, obligations or responsibilities of the Distributor under this Agreement; (2) any attempted assignment by the Distributor of any interest in this Agreement or delegation of the Distributor's obligations hereunder without the Company's prior written consent; (3) any sale, transfer, or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any material interest in the direct or indirect ownership or any change in the management of the Distributor; (4) failure for any reason of the Distributor to function in the ordinary course of business; (5) conviction in a court of competent jurisdiction of the Distributor, or a manager, partner, principal officer or major stockholder of the Distributor for any violation of law tending, in the Company's sole discretion, to affect adversely the operation or business of the Distributor or the good name, goodwill, or reputation of the Company, the Funds, or the Distributor; or (6) submission by the Distributor to the Company of false or fraudulent reports or statements. The determination that any of the foregoing listed events have occurred shall be made by the Company in good faith in its sole and absolute discretion.
	F. The Distributor shall be deemed to be an independent contractor and shall be free to render to others similar or dissimilar services as those rendered under this Agreement.

13. Obligations on Termination. On termination of this Agreement, the Distributor shall cease to be an authorized distributor of the Funds' shares, and neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales, or on account of expenditures, investments, or commitments in connection with the business or goodwill of the Company or the Distributor or for any other reason whatsoever growing out of such termination. Within five (5) business days after any such termination, the Distributor shall promptly deliver to the Company all original documents and other written materials relating to the distribution of the Funds' necessary for the Company to continue such distribution, including, without limitation, any written agreements with Dealers and Wholesalers.

14. Interested Persons. Absent law or regulation to the contrary, neither this Agreement nor any transaction entered into pursuant hereto, shall be invalidated or in any way affected by the fact that directors, officers, or stockholders of the Company are or may be interested persons of the Distributor as directors, officers, or stockholders or otherwise; or that directors, officers or stockholders of the Distributor are or may be interested persons of the Company as directors, officers, shareholders, or otherwise.

15. Reports. Unless otherwise provided herein, the Distributor shall prepare reports for the Board of Directors of the Company showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by such Board of Directors but in no event less frequently than quarterly.

16. Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to the party to be notified at the following applicable address:

	The Company:

	Texas Capital Value Funds, Inc.
	1600 West 38th Street, Suite 412
	Austin, Texas  78731

	The Distributor:

	Choice Investments, Inc.
	5900 Balcones Drive, Suite 100
	Austin, Texas 78731

	Either party may specify a different address for notice purposes by written notice to the other.

17. Governing Law. This Agreement is executed and delivered in the State of Texas and shall be governed by the laws of Texas and the 1940 Act.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties and terminates and supersedes all prior understandings or agreements on the subject matter hereof. No conditions or warranties shall be implied herefrom unless expressly set forth herein. The Distributor and the Company each acknowledge that the terms and conditions of this Agreement, and each of them, are reasonable and fair and equitable. This Agreement may be modified only by a future writing that is duly executed by both parties.

19. Assignment. Neither this Agreement nor any interest in this Agreement may be assigned by the Distributor or the Company.

20. Signature Guarantees. The Distributor is authorized by the Company to make signature guarantees which may be relied upon by the Company as factual and genuine. As provided by the provisions of Paragraph 8 above, in the event of fraud, or any problem which may arise out of a signature guarantee made by the Distributor causing the Company to incur some loss or expense, the Distributor shall reimburse the Company for any and all such losses or expenses.

21. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

22. Waiver. Waiver by either party of any breach of any term, covenant or condition in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of each party to insist on the performance of the other party in strict accordance with said terms.

23.  Time Is of the Essence.  Time is of the essence of this Agreement.

24. Attorneys' Fees. In the event of any litigation or arbitration between the parties with respect to this Agreement, all costs and expenses, including, without limitation, actual professional fees such as accountants' and attorneys' fees, incurred by the prevailing party, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the
action is prosecuted to    judgment    .

25. Mandatory Arbitration. All disputes arising under this Agreement shall be arbitrated pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

26. Independent Counsel. The parties acknowledge that they have had the opportunity to consult with independent counsel of their own choosing in the negotiation and execution of this Agreement.


	IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Distributor:

Choice Investments, Inc., a Texas corporation



By:__________________________________________



Its:_________________________________________


Company:

Texas Capital Value Funds, Inc., a Maryland corporation



By:_________________________________________
      Mark A. Coffelt, President


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